Evolus Reports Fourth Quarter and Full Year 2017 Financial Results

Irvine, Calif., March 29, 2018 – Evolus, Inc. (NASDAQ: EOLS) (“Evolus” or the “Company”), a medical aesthetics company focused on delivering advanced aesthetic procedures and treatments to physicians and consumers, today reported financial results for the fourth quarter and full year ended December 31, 2017.

2017 and Recent Business Highlights:

•	Raised $60 million through the sale of 5 million shares of common stock at a price of $12.00 per share in the Company’s IPO;

•
Phase III comparative trial met primary endpoint, demonstrating non-inferiority of prabotulinumtoxinA, a 900 kilodalton (kDa) neuromodulator, against Botox; data presented at American Academy of Dermatology 2018 Annual Meeting;

•	Received U.S. Food and Drug Administration (FDA) acceptance for review of Biologics License Application (BLA) for DWP-450 for treatment of glabellar lines in adult patients;

•
European Medicines Agency (EMA) acceptance for review of the Company’s Marketing Authorization Application (MAA) for DWP-450 for treatment of glabellar lines in adult who find these lines to have an important psychological impact;

•	Health Canada accepted for review the Company’s New Drug Submission (NDS) for DWP-450 for treatment of glabellar lines in adult patients.

“2017 was a transformative year for Evolus. We completed our comprehensive five-study clinical development program for DWP-450 and submitted our BLA to the FDA for potential U.S. regulatory approval, for which we expect a decision in 2018. Additionally, we have submitted the product for regulatory approvals in both Europe and Canada,” said Murthy Simhambhatla, CEO of Evolus. “Importantly, the proceeds from our IPO in the first quarter of 2018 will enable us to continue advancing our programs while developing the commercial infrastructure necessary to support the anticipated launch of DWP-450. We expect that this product, if approved, will represent an important step toward our goal of bringing advanced procedures and treatments to physicians and consumers within the large and growing aesthetics market.”

Fourth Quarter and Full Year 2017 Financial Results
Operating expenses in the fourth quarter of 2017 were $2.9 million, a decrease of 23% from $3.7 million in the fourth quarter of 2016. Operating expenses for the full year 2017 were $11.7 million, a decrease of 41% from $20.0 million for the full year 2016. The decrease was primarily attributable to a reduction in clinical trial costs associated with completion of our Phase III clinical trials and a reduction in related expenses allocated to the Company from ALPHAEON Corporation, the Company’s sole shareholder prior to the IPO.
Net income for the fourth quarter of 2017 was $4.4 million or $0.25 basic net income per share and $0.24 diluted net income per share, compared with a net loss of $3.7 million, or $0.23 basic and diluted net loss per share, for the fourth quarter of 2016. The net income reported for the fourth quarter of 2017 was primarily attributable to a favorable re-measurement of a deferred tax liability resulting from a decrease in corporate tax rates under the December 22, 2017 Tax Cuts and Jobs Act. Net loss for the full year 2017 was $4.5 million or $0.27 basic and diluted net loss per share, compared with a net loss of $20.1 million or $1.21 basic and diluted net loss per share for the full year 2016.
About Evolus, Inc.

Evolus is a medical aesthetics company dedicated to bringing advanced aesthetic procedures and treatments to physicians and consumers. Evolus focuses on the self-pay aesthetic market and its lead product candidate, DWP-450, is an injectable 900 kDa purified botulinum toxin type A complex.

Forward-Looking Statements

Statements made in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. While they are based on the current expectations and beliefs of management, such forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from the expectations expressed in this press release, including the risks and uncertainties disclosed in Evolus’ Registration Statement on Form S-1 and in subsequent reports filed by Evolus with the Securities and Exchange Commission, all of which are available online at www.sec.gov. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expect,” “believes,” “strategy,” “opportunity,” “anticipates,” “outlook,” “designed,” and similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, Evolus undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Evolus Contacts:

Investor Contact:
Lee Roth & Brian Johnston
The Ruth Group
Tel: +1 646-536-7000
Email: IR@Evolus.com

Media Contact:
September Riharb, Vice President, Marketing
Tel: +1-805-764-6300
Email: September.Riharb@Evolus.com
###